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                                                                    EXHIBIT 11.1



                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                       Three Months      Three Months
                                                                           Ended            Ended
                                                                      March 31, 1997    March 31, 1996
                                                                      --------------    --------------
PRIMARY:
    Average common shares outstanding                                   11,605,171         5,521,376
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method            253,274           164,227
    Net effect of dilutive stock warrants outstanding
        during the period -- based on the treasury stock method            258,422           443,984
                                                                       -----------        ----------

          Total                                                         12,116,867         6,129,587
                                                                       ===========        ==========

    Net Income                                                         $ 6,456,238        $1,954,190
                                                                       ===========        ==========

    Per Share Amount                                                   $      0.53        $     0.32
                                                                       ===========        ==========


FULLY DILUTED:
    Average common shares outstanding                                   11,605,171         5,521,376
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method            265,566           164,548
    Net effect of dilutive stock warrants outstanding
        during the period -- based on the treasury stock method            263,005           446,724
                                                                       -----------        ----------

          Total                                                         12,133,742         6,132,648
                                                                       ===========        ==========

    Net Income                                                         $ 6,456,238        $1,954,190
                                                                       ===========        ==========

    Per Share Amount                                                   $      0.53        $     0.32
                                                                       ===========        ==========





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